As filed with the Securities and Exchange Commission on March 22, 2024
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	27-1605762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Suite 235
Newark, California 94560
(800) 747-0583
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jane C. Fogarty
Executive Vice President, Legal
Concentrix Corporation
39899 Balentine Drive, Suite 235
Newark, California 94560
(800) 747-0583
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Allison Leopold Tilley, Esq.
Christina F. Pearson, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, California 94304
(650) 233-4500

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

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PROSPECTUS

Concentrix Corporation

Common Stock

This prospectus relates to the offer and resale from time to time of up to 13,166,053 shares of our common stock, $0.0001 par value per share (the “Shares”), held by the selling stockholders listed on page 8 (the “Initial Selling Stockholders”), as well as the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Initial Selling Stockholders’ interest in our common stock other than through a public sale (collectively with the Initial Selling Stockholders, the “Selling Stockholders”).

The Shares consist of 13,166,053 shares of our common stock that were issued to the Initial Selling Stockholders in connection with our acquisition of all of the issued and outstanding capital stock of Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”) and the parent company of the Webhelp business, from the holders thereof (the “Sellers”) (such transaction, the Webhelp Combination”). The Shares were issued by us to the Initial Selling Stockholders pursuant to the terms and subject to the Share Purchase and Contribution Agreement, dated as of June 12, 2023, as amended by the First Amendment to the Share Purchase and Contribution Agreement, dated as of July 14, 2023, by and among Concentrix Corporation, a Delaware corporation (“Concentrix,” “we,” “us” or “our”), OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a direct wholly owned subsidiary of Concentrix (“Purchaser”), Webhelp Parent, the Sellers, and certain representatives of the Sellers, and the related agreements (the “Share Purchase Agreement”).

The Selling Stockholders may, from time to time, offer and sell the Shares in one or more offerings and in amounts, terms, and prices that will be determined at the time of the offering. We are not selling the Shares or any shares of our common stock under this prospectus and will not receive any proceeds from the sale of any of the Shares by the Selling Stockholders, but we have agreed to pay certain registration expenses in connection with offerings by the Selling Stockholders. This prospectus describes the general terms of the Shares and the general manner in which they may be offered. We may supplement this prospectus from time to time in connection with an offering by the Selling Stockholders, which will also describe the manner in which the Shares will be offered and may also add to, update, or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest.

The Selling Stockholders may offer the Shares separately or together in any combination for sale directly to investors or through underwriters, dealers, or agents. If any underwriters, dealers, or agents are involved in the sale of any of the Shares, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market under the symbol “CNXC.” On March 20, 2024, the last reported sale price of our common stock on the Nasdaq Stock Market was $62.76 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 4 of this prospectus and included in our most recent Annual Report on Form 10-K or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2024.

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TABLE OF CONTENTS

We have not authorized, and the Selling Stockholders have not authorized, anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither we nor the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No offer of shares of common stock is being made in any jurisdiction where the offer or sale is not permitted. You should assume that the information included or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the Selling Stockholders may offer. Each time the Selling Stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add to, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus to “Concentrix,” “we,” “us” and “our” and similar terms refer to Concentrix Corporation and its subsidiaries.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders, we are referring to all shares of common stock reported to us as held by such Selling Stockholders as of March 20, 2024. We agreed to file this prospectus pursuant to an Investor Rights Agreement with the Initial Selling Stockholders dated March 29, 2023. Additional information with respect to the Selling Stockholders is contained in this prospectus under the heading “Selling Stockholders.”

When we refer to the Selling Stockholders in this prospectus, we are referring to the entities named in this prospectus as the Initial Selling Stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Initial Selling Stockholders as a gift, pledge, partnership distribution, redemption, repurchase or cancellation, or other non-sale related transfer.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding Concentrix, the common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our common stock from the Selling Stockholders.

Company Overview

We are a leading global provider of customer experience (“CX”) solutions and technology that help iconic and disruptive brands drive deep understanding, full lifecycle engagement, and differentiated experiences for their end-customers around the world. We provide end-to-end capabilities, including CX process optimization, technology innovation, front- and back-office automation, analytics, and business transformation services to clients in five primary industry verticals. Our differentiated portfolio of solutions supports Fortune Global 500 as well as high-growth companies across the globe in their efforts to deliver an optimized, consistent brand experience across all channels of communication, such as voice, chat, email, social media, asynchronous messaging, and custom applications. We strive to deliver exceptional services globally supported by our deep industry knowledge, technology and security practices, talented people, and digital and analytics expertise.

Corporate Information

We trace our roots back to 2004 when SYNNEX Corporation, now known as TD SYNNEX Corporation (“TD SYNNEX”) acquired BSA Sales, Inc. (“BSA Sales”), a company with 20 employees focused on helping clients through outsourced sales and marketing services. In 2006, TD SYNNEX combined New York-based Concentrix with BSA Sales under the Concentrix name, with the goal of bringing technology and innovation into businesses to help clients reimagine and design the next generation of experiences. Concentrix Corporation was incorporated in Delaware in December 2009. In December 2020, Concentrix and our technology-infused CX solutions business were separated from TD SYNNEX and became an independent public company and our common stock commenced trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “CNXC” on December 1, 2020. Our principal executive offices are located at 39899 Balentine Drive, Suite 235, Newark, California 94560 and our telephone number is (800) 747-0583. Our website address is www.concentrix.com. Our website address is provided as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus or any prospectus supplement.

Acquisition Transaction

On September 25, 2023, we completed our acquisition (the “Webhelp Combination”) of all of the issued and outstanding capital stock of Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”) and the parent company of the Webhelp business, from the holders thereof (the “Sellers”). The Webhelp Combination was completed pursuant to the terms and conditions of the Share Purchase and Contribution Agreement, dated as of June 12, 2023, as amended by the First Amendment to the Share Purchase and Contribution Agreement, dated as of July 14, 2023 (the “Share Purchase Agreement”) by and among the Company, OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a direct wholly owned subsidiary of the Company, Webhelp Parent, the Sellers, and certain representatives of the Sellers.

The Offering

Common Stock registered for resale by the Selling Stockholders	13,166,053 shares

Nasdaq Stock Market symbol	CNXC

Use of Proceeds	All of the shares of common stock being offered under this prospectus are being sold by the Selling Stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information and documents included or incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our common stock.
The Selling Stockholders identified in this prospectus may offer and sell from time to time up to 13,166,053 shares of our common stock (the “Shares”). Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders, we are referring to the Shares. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC, including any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement. See “Where You Can Find More Information.” Some statements in this prospectus constitute forward-looking statements. Please refer to the section titled “Forward-Looking Statements.”

The risks and uncertainties described below and in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Sales or the availability for sale of a substantial number of shares of our common stock in the public market could cause our stock price to be volatile or fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could abruptly depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of March 20, 2024, we had approximately 66,054,713 shares of our common stock issued and outstanding, 19.9% of which is beneficially held by the Initial Selling Stockholders. The Selling Stockholders may choose to sell some or all of their shares of our common stock. The sale or the availability for sale of a large number of shares of our common stock in the public market from time to time could increase the potential for stock price volatility or cause the price of our common stock to decline. Even if we put strategies in place to attempt to address potential or actual volatility, the effectiveness of such strategies is uncertain.

Our bylaws designate the Court of Chancery of the State of Delaware and U.S. federal district courts as the exclusive forums for certain types of actions and proceedings that may be initiated by our stockholders, which limits our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or other employees.

Our bylaws provide that, with certain limited exceptions, any action or proceeding:

•brought in a derivative manner in the name or right of the company or on our behalf;
•asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware (“DGCL”) or any provision of our certificate of incorporation or bylaws; or
•asserting a claim governed by the internal affairs doctrine;

will be exclusively brought in the Court of Chancery of the State of Delaware (or, if no state court located within the
State of Delaware has jurisdiction, the U.S. federal district court for the District of Delaware).

Furthermore, any complaint asserting a cause of action under the Securities Act against us or any of our directors, officers, employees, or agents will be exclusively brought in U.S. federal district court. Any person or entity purchasing or otherwise acquiring any interest in shares of Concentrix common stock is deemed to have notice of and consented to the exclusive forum provisions.

To the fullest extent permitted by law, the Delaware exclusive forum provision will apply to state and federal law claims other than those claims under the Securities Act for which our bylaws designate U.S. federal district court as the exclusive forum. However, stockholders will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents has been challenged in legal proceedings, and it is possible that a court could find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable, including with respect to claims arising under the U.S. federal securities laws.

This exclusive forum provision may limit the ability of a stockholder to commence litigation in a forum that the stockholder prefers, or may require a stockholder to incur additional costs in order to commence litigation in Delaware or U.S. federal district court, each of which may discourage such lawsuits against us or our directors or officers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could negatively affect our business, results of operations, and financial condition.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “will,” “provide,” “could,” “should,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We may discuss these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus and any prospectus supplement.

These forward-looking statements speak only as of the date they are made and are subject to various known and unknown risks and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and in our other public filings filed with the SEC.

USE OF PROCEEDS

All of the shares of our common stock covered by this prospectus and any applicable prospectus supplement are being offered and sold by the Selling Stockholders. We will not receive any of the proceeds from the sale of any securities by any Selling Stockholders. The Selling Stockholders will pay all applicable underwriting fees, discounts, and similar charges (pro rata based on the securities sold). We will bear the reasonable and documented fees of a single counsel of the Selling Stockholders, to be selected by the Selling Stockholders, up to a maximum of $100,000. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, subject to certain limitations as set forth in the IRA, but including all reasonable registration fees, listing fees of Nasdaq, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

On September 25, 2023 (the “Issuance Date”), we completed our acquisition (the “Webhelp Combination”) of all of the issued and outstanding capital stock of Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”) and the parent company of the Webhelp business, from the holders thereof (the “Sellers”). The Webhelp Combination was completed pursuant to the terms and conditions of the Share Purchase and Contribution Agreement, dated as of June 12, 2023, as amended by the First Amendment to the Share Purchase and Contribution Agreement, dated as of July 14, 2023 (the “Share Purchase Agreement”) by and among the Company, OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a direct wholly owned subsidiary of the Company, Webhelp Parent, the Sellers, and certain representatives of the Sellers.

Pursuant to the Share Purchase Agreement, on the Issuance Date, we issued 13,166,053 shares in aggregate of our common stock (the “Shares”) to Sapiens S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the Laws of the Grand Duchy of Luxembourg (“Sapiens”), FINPAR V SA, a société à responsabilité limitée organized under the Laws of Belgium (“FINPAR V”), FINPAR VI SA, a société à responsabilité limitée organized under the Laws of Belgium, (“FINPAR VI”), Olivier Duha, Liberty Management, a société à responsabilité limitée, organized under the Laws of Belgium (“Liberty Management”), Montana, a société simple, organized under the Laws of Belgium (“Montana”), and Frédéric Jousset (together with Montana, Liberty Management, Mr. Duha, FINPAR VI, FINPAR V, and Sapiens, the “Initial Selling Stockholders”).

We are registering the Shares offered by this prospectus on behalf of the Initial Selling Stockholders set forth herein, as well as the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Initial Selling Stockholders’ interest in our common stock other than through a public sale (collectively with the Initial Selling Stockholders, the “Selling Stockholders”) pursuant to an Investor Rights Agreement (the “IRA”), dated as of March 29, 2023, by and among the Company and the Selling Stockholders. The Shares are currently issued and outstanding in the name of the Initial Selling Stockholders.

The table below sets forth the maximum number of Shares that the Initial Selling Stockholders may offer pursuant to this prospectus, as well as the Initial Selling Stockholders’ beneficial ownership of our common stock prior to and following the sale of the Shares. Beneficial ownership of our common stock prior to the offering of the Shares includes shares of common stock held by the Initial Selling Stockholders as of March 20, 2024, which includes the shares of common stock which the Selling Stockholders have the right to acquire within 60 days after such date. The number of shares beneficially owned after the offering assumes the sale of the full number of the maximum number of Shares, and no further acquisitions of shares of our common stock by the Selling Stockholders. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The information set forth below is based on information provided by or on behalf of the Selling Stockholders prior to the date hereof. Information concerning the Selling Stockholders may change from time to time. The Selling Stockholders may from time to time offer and sell any or all of the Shares under this prospectus and any applicable prospectus supplement. Because the Selling Stockholders are not obligated to sell the offered Shares, we cannot state with certainty the amount of our securities that the Selling Stockholders will hold upon consummation of any such sales. In addition, since the date on which the Selling Stockholders provided this information to us, such Selling Stockholders may have sold, transferred, or otherwise disposed of all or a portion of the offered securities. We are registering the Shares to permit the Selling Stockholders to resell the Shares when they deem appropriate. Selling Stockholder information for any additional Selling Stockholders, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholders’ shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Stockholders and the number of shares registered on their behalf. Any of the Selling Stockholders may sell or otherwise transfer all, some, or none of such shares in this offering. See “Plan of Distribution.”

Other than the rights provided to the Initial Selling Stockholders pursuant to the IRA and as otherwise described herein, none of the Selling Stockholders have, and within the past three years have had, any position, office, or other material relationship with us or any of our affiliates.

Except as otherwise indicated, each Selling Stockholder has sole voting and dispositive power with respect to its shares. As of March 20, 2024, 66,054,713 shares of our common stock are issued and outstanding.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(1)(2)
Name of Selling Stockholder	Number	Percent	Number	Number	Percent
Groupe Bruxelles Lambert(3)(4)	8,773,667	13.3%	8,773,667	—	—
Frédéric Jousset	2,856,799	4.3%	2,856,799	—	—
Olivier Duha and affiliated entities(4)	1,536,760(5)	2.3%	1,535,587(5)	1,173	*
* Represents less than 1% of the Company’s Common Stock.

(1)Each Selling Stockholder also has the contingent right to earn additional shares of our common stock (the “Earnout Shares”) if the share price of our common stock reaches $170.00 per share within seven years from the Issuance Date (based on daily volume weighted average prices measured over a specific period), or if within three years from September 25, 2023 if we have a change of control with per share consideration of at least $150.00. The number of Earnout Shares that each Selling Stockholder has the right to receive is as follows: Groupe Bruxelles Lambert – 442,759; Mr. Jousset – 144,167; Mr. Duha and affiliated entities – 77,491.
(2)Assumes the Selling Stockholders dispose of all of the Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of our common stock. The Selling Stockholders are not obligated to sell any of the Shares covered by this prospectus.
(3)As of September 25, 2023, the reporting date of the Schedule 13D filed by Groupe Bruxelles Lambert (“GBL”), GBL Verwaltung S.A. (“GBLV”), Sapiens, FINPAR V and FINPAR VI with the SEC on October 5, 2023. FINPAR VI, FINPAR V and Sapiens each directly hold 38,623, 35,964 and 8,699,080 shares of our common stock, respectively. GBL is a public limited liability company (société anonyme) organized under the Laws of Belgium whose principal business is serving as an investment holding company, holding investments in various sectors and serving as the parent company of GBLV, FINPAR VI and FINPAR V.
(4)Pursuant to the terms of the IRA, GBL has the right to nominate (i) two directors to our Board for so long as certain entities associated with GBL and Mr. Duha own at least 70% of the shares of common stock originally issued to them in the Webhelp combination and (ii) one director to our Board for so long as certain entities associated with GBL own at least 50% of the shares of our common stock originally issued to them in the Webhelp Combination. If GBL has the right to nominate two directors, Mr. Duha has the right to be nominated as one of the two directors for so long as he owns at least 50% of the shares of our common stock originally issued to him in the Webhelp Combination. In connection with the IRA, effective September 25, 2023, Mr. Duha was appointed to our Board and currently serves as Vice Chair.
(5)Includes 322,066 Shares held by Montana, a société simple, organized under the Laws of Belgium, and 36,041 Shares held by Liberty Management, a société à responsabilité limité, organized under the Laws of Belgium. Mr. Duha is the manager of each of Montana and Liberty Management.

PLAN OF DISTRIBUTION

Any Selling Stockholder may, from time to time in one or more transactions on Nasdaq or any other organized market where our shares of common stock may be traded, sell any or all of their Shares to or through underwriters, through brokers or dealers, through agents, directly to one or more purchasers or through a combination of any such methods of sale. Any Selling Stockholder may distribute the Shares from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.

Any Selling Stockholder may use any one or more of the following methods when selling the Shares:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by such Selling Stockholder, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•settlement of short sales effected after the date of this prospectus;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•privately negotiated transactions;
•agreements between broker-dealers and any Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.

In addition, any Shares covered by this prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

If a Selling Stockholder effects such transactions by selling the Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Each Selling Stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of our common stock by the Selling Stockholders.

Any Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the Shares and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. Any Selling Stockholder also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners, or stockholders in exchange for securities, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our common stock or interests therein, any Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Any Selling Stockholder may also sell shares of our common stock short and deliver shares offered by this prospectus to close out the short positions, or loan or pledge the common stock to broker-dealers that in turn may sell shares offered by this prospectus. Any Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any Selling Stockholder and any broker-dealers or agents that participate in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents or dealers, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and a Selling Stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

We have agreed to indemnify each of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Shares offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, CA.

EXPERTS

The consolidated financial statements of Concentrix Corporation as of November 30, 2023 and 2022, and for each of the years in the three-year period ended November 30, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Marnix Lux SA as of December 31, 2022 and 2021 and for the years then ended, included in Exhibit 99.3 of our Current Report on Form 8-K filed on July 17, 2023, which are incorporated by reference in this registration statement, have been audited by Deloitte & Associés and PricewaterhouseCoopers Audit, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firms, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.concentrix.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•our Annual Report on Form 10-K for the year ended November 30, 2023 filed on January 29, 2024;
•the portions of our Definitive Proxy Statement on Schedule 14A, filed on February 8, 2024, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended November 30, 2023;
•our Current Reports on Form 8-K filed on July 17, 2023 (solely with respect to the audited consolidated financial statements of Webhelp Parent and its subsidiaries as of and for the years ended December 31, 2022 and 2021, filed as Exhibit 99.3 thereto), January 5, 2024, and March 22, 2024; and
•the description of our common stock contained in Exhibit 99.1 to our registration statement filed on Form 10/A on November 4, 2020, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended November 30, 2023, and including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address: Corporate Secretary, Concentrix Corporation, 39899 Balentine Drive, Suite 235, Newark, California, 94560. Our telephone number is (800) 747-0583. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (which will be borne by the Selling Stockholders).

SEC registration fee	$	*
Nasdaq listing fees		**
Transfer agent and registrar, trustee and depositary fees		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
	$	**
* Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act, the SEC registration fee has been deferred and will be paid at the time of any particular offering of securities under this registration statement, and is therefore not estimable at this time.
** Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation filed as Exhibit 3.1 to the Registrant’ Current Report on Form 8-K filed on December 2, 2020 and the Registrant’s amended and restated bylaws filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on January 28, 2022 each provide that the Registrant shall indemnify its directors, officers, employees, and other agents to the extent and under the circumstances permitted by the DGCL. In addition, the Registrant has entered into agreements to indemnify its directors and officers and expects to continue to enter into agreements to indemnify all of its directors and officers. These agreements require the Registrant, among other things, to indemnify its directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16.      Exhibits.

Exhibit No.
2.1
Share Purchase and Contribution Agreement, dated June 12, 2023, by and among Concentrix Corporation, OSYRIS S.à r.l., Marnix Lux SA, the other beneficiaries party thereto, and Sandrine Asseraf as the PoA Seller Representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 12, 2023).*

2.2
First Amendment to Share Purchase and Contribution Agreement, dated July 14, 2023, by and among Concentrix Corporation, OSYRIS S.à r.l., Marnix Lux SA, Sandrine Asseraf as the PoA Seller Representative, Priscilla Maters, as the representative of the GBL Sellers and Frédéric Jousset, and Sapiens, as the representative of the Non-PoA Sellers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 17, 2023).*

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 2, 2020).
4.2	Amended and Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on January 28, 2022).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on July 17, 2023).
4.4
Investor Rights Agreement, dated as of March 29, 2023, by and among Concentrix Corporation and the initial stockholders party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 31, 2023).*

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Deloitte & Associés, Independent Auditor.
23.4	Consent of PricewaterhouseCoopers Audit, Independent Auditor.
24.1	Power of Attorney (included on the signature page hereof).
107	Filing Fee Table.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Concentrix Corporation hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of California, on March 22, 2024.

CONCENTRIX CORPORATION

By:	/s/ Christopher Caldwell
Christopher Caldwell
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Caldwell and Andre Valentine, and each of them, such person’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Caldwell	President and Chief Executive Officer (Principal Executive Officer) and Director	March 22, 2024
Christopher Caldwell

/s/ Andre Valentine	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 22, 2024
Andre Valentine

/s/ Teh-Chien Chou	Director	March 22, 2024
Teh-Chien Chou

/s/ Jennifer Deason	Director	March 22, 2024
Jennifer Deason

/s/ Olivier Duha	Director	March 22, 2024
Olivier Duha

/s/ Nicholas Gheysens	Director	March 22, 2024
Nicolas Gheysens

/s/ Kathryn Hayley	Director	March 22, 2024
Kathryn Hayley

/s/ Kathryn Marinello	Director	March 22, 2024
Kathryn Marinello

/s/ Dennis Polk	Director	March 22, 2024
Dennis Polk

/s/ Ann Vezina	Director	March 22, 2024
Ann Vezina